EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Transition Report of Jade Global Holdings, Inc. (the “Company”) on Form 10-KT for the transitional period from April 1, 2017 to December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Guoqiang Qian, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Transition Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Jade Global Holdings, Inc.

Dated: March 20, 2018	By:	/s/ Guoqiang Qian
Guoqiang Qian
Chief Executive Officer
(Principal Executive Officer)